Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE , dated as of February 25, 2009 (this “Second Supplemental Indenture”), among American Achievement Group Holding Corp., a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have previously become parties to an Indenture, dated as of June 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 12.75% Senior PIK Notes due 2012 (the “Notes”);

WHEREAS, the Company proposes to amend the Indenture and the Notes as contemplated by this Second Supplemental Indenture (such amendments, collectively, the “Proposed Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may  amend or supplement the Indenture and the Notes to amend certain provisions as contemplated by Section 1.03 of this Second Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;

WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Company to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments, the Company agrees with the Trustee as follows:

ARTICLE I

AMENDMENT OF THE INDENTURE

SECTION 1.01  Amendment to Indenture and Notes. The Indenture and the Notes will be amended as provided for in this Second Supplemental Indenture. This Second Supplemental Indenture will become effective when it is executed and delivered by the Company and the Trustee.

SECTION 1.02                                Amendments to Article 4, 5, and 6.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in paragraphs (a) through (s) of this Section 1.02 shall become effective as of the date of this Second Supplemental Indenture:

(a)           Amendment of Section 4.03 (Reports.)  Section 4.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.03 [INTENTIONALLY OMITTED].

(b)           Amendment of Section 4.04 (Compliance Certificate).  Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate in accordance with Section 314(a)(4) of the TIA.

(c)           Amendment of Section 4.05 (Taxes).  Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.05  [INTENTIONALLY OMITTED].

(d)           Amendment of Section 4.06 (Stay, Extension and Usury Law).  Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.06  [INTENTIONALLY OMITTED].

(e)           Amendment of Section 4.07 (Restricted Payments).  Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.07  [INTENTIONALLY OMITTED].

(f)           Amendment of Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries).  Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.08  [INTENTIONALLY OMITTED].

(g)           Amendment of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock).  Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.09  [INTENTIONALLY OMITTED].

(h)           Amendment of Section 4.10 (Asset Sales).  Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.10  [INTENTIONALLY OMITTED].

(i)           Amendment of Section 4.11 (Transaction with Affiliates).  Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11  [INTENTIONALLY OMITTED].

(j)           Amendment of Section 4.12 (Liens).  Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.12  [INTENTIONALLY OMITTED].

(k)           Amendment of Section 4.13 (Business Activities).  Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.13  [INTENTIONALLY OMITTED].

(l)           Amendment of Section 4.14 (Corporate Existence).  Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.14  [INTENTIONALLY OMITTED].

(m)           Amendment of Section 4.15 (Offer to Repurchase Upon Change of Control).  Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.15  [INTENTIONALLY OMITTED].

(n)           Amendment of Section 4.16 (Limitations on Guarantees of Indebtedness by Restricted Subsidiaries).  Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.16  [INTENTIONALLY OMITTED].

(o)           Amendment of Section 4.17 (Limitation on Sale and Leaseback Transactions).  Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.17  [INTENTIONALLY OMITTED].

(p)           Amendment of Section 4.18 (Payments for Consent).  Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.18  [INTENTIONALLY OMITTED].

(q)           Amendment of Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries).  Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.19  [INTENTIONALLY OMITTED].

(r)           Amendment of Section 5.01 (Merger, Consolidation, or Sale of Assets).  Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, such Person shall be required to cause a subsidiary of such Person that is a corporation to be a co-obligor under the Notes);

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture.

This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

(s)           Amendment of Section 6.01 (Events of Default).  Clauses (3), (4), (5) and (6) of Section 6.01 of the Indenture are hereby amended and restated in their entirety to read as follows:

Section 6.01                                Events of Default

(3)  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

(4)  [INTENTIONALLY OMITTED];

(5)  [INTENTIONALLY OMITTED];

(6)  [INTENTIONALLY OMITTED];

SECTION 1.05.                                Amendments to the Notes.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in this Section 1.05 shall become effective as of the execution of this Second Supplemental Indenture:

(a)           Amendment to Paragraph 7 of the Notes.  Paragraph 7 of each Note is hereby amended and restated in its entirety to read as follows:

(7)  [INTENTIONALLY OMITTED].

(b)           Amendment to Paragraph 12 of the Notes.  Clauses (iii), (iv), (v) and (vi) of Paragraph 12 of each Note are hereby amended and restated in their entirety to read as follows:  “(iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof; (iv) [INTENTIONALLY OMITTED]; (v)  [INTENTIONALLY OMITTED]; (vi) [INTENTIONALLY OMITTED];”.

ARTICLE II

THE TRUSTEE

SECTION 2.01  Privileges and Immunities of Trustee.  The Trustee accepts the amendment of the Indenture and the Notes affected by this Second Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  The Trustee shall not be responsible for the adequacy or sufficiency of this Second Supplemental Indenture, for the due execution thereof by the Company or for the recitals contained herein, which are the Company’s responsibility.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01                                Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.02                                Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATIONS OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.03                                Severability Clause.  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.04                                Ratification of Indenture; Second Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.05                                Counterparts.  The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.06                                Headings.  The headings of the Articles and the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.07                                Successors.  All agreements of the Company and the Trustee in this Second Supplemental Indenture will bind their respective successors.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed all as of the date and year first written above.

AMERICAN ACHIEVEMENT GROUP HOLDING CORP.

By:	/s/ Donald Percenti
Name: Donald Percenti
Title: CEO and President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President